Exhibit 99.1

For Immediate Release

News Release

For Details, Contact: Karen Peck Director, Marketing Communications 425-637-1643 karen.peck@click2learn.com John Atherly Investor Relations (425) 637-1557 john.atherly@click2learn.com

CLICK2LEARN ANNOUNCES PRELIMINARY FOURTH
QUARTER AND YEAR-END 2003 RESULTS

BELLEVUE, WA (January 12, 2004) – Click2learn (NASDAQ: CLKS) today announced its preliminary results for the quarter and year ended December 31, 2003.

For the fourth quarter of 2003, Click2learn recorded new order bookings of approximately $10 million and estimates that revenue will be $5.5 million to $5.8 million, as compared to bookings of approximately $10 million and revenue of $8.6 million in the fourth quarter of 2002.  Total revenue for 2003 is estimated to be between $29.1 million and $29.4 million as compared to $30.5 million in 2002.  Platform revenue for the quarter and year ended December 31, 2003 will be in a range of $4.4 million to $4.7 million for the quarter and $24.3 million to $24.6 million for the year as compared to Platform revenue of $7.2 million and $23.3 million for the quarter and year ended December 31, 2002.   Operating expenses are estimated to be in line with expectations.

Net loss for the fourth quarter is expected to be between $3.4 million and  $3.0 million or between ($.0.10) and ($0.11) per share.  This compares to a net loss of $757,000 or ($0.03) per share for the same period in 2002.  Net loss for the year ended December 31, 2003 will be in a range of $6.4 million to $6.0 million in 2003 as compared to a net loss of $18.1 million in 2002, which included $7.6 million of loss from discontinued operations.  Cash and cash equivalents equaled $12.0 million as of December 31, 2003, down from $14.9 million at September 30, 2003, which includes approximately $600,000 of cash used for expenses related to the proposed merger with Docent.

“For the first three quarters of 2003, Click2learn’s total revenue grew 8% as compared to the first three quarters of 2002, while our Platform revenue – representing our flagship product, the Aspen Enterprise Productivity Suite – grew 22% over this same period,” said Kevin Oakes, Click2learn CEO.  “In October, when we announced our proposed merger with Docent, we anticipated that fourth quarter’s revenue would be difficult to predict, and as evidenced by our results, it was.  At approximately $10 million, our total bookings for the quarter were strong.  I was quite pleased that fourth quarter total bookings were higher than they’ve been in any other quarter this year.  While the business booked in the fourth quarter certainly met our expectations, recognizable revenue in the quarter was below our expectations.”

“The shortfall in recognized revenue relative to expectations was due to several factors. One of those factors is that, in a more typical quarter with $10 million in bookings, we would expect that license revenue from perpetual licenses would make up 40-45% of the bookings.  In this quarter, our bookings included a larger number of subscription licenses, which are recognized over the term of the agreement, and a larger mix of services orders related to the Aspen platform, which are recognized as the work is performed.  For the fourth quarter of 2003 we estimate that licenses represented only 18% of new bookings, with several new license clients waiting till the first quarter of 2004 to make their purchasing decision. Although recognized revenue was below the range we set on the day of our merger announcement, the wins we had in the fourth quarter, as well as the enterprise opportunities that we are seeing in early 2004, are evidence that our business continues to be strong, and our market continues to be healthy.”

“Our merger with Docent is proceeding on schedule and we continue to anticipate closing the merger during the first quarter of 2004,” Oakes continued.  “Clearly our customers and prospects view the proposed merger very positively. We have even heard from many competitors.  I am excited that the reaction from all corners of our industry has been to reaffirm the leadership that this merger is expected to create.  The combination will bring together two of the strongest and most innovative business performance and learning management software companies to create a single company well positioned for long-term global leadership. Our intent is to create a company that can provide customers with a partner that has long-term financial strength and stability, product and solution superiority, and operating leverage to serve them in an even more compelling way.  I continue to be excited by the outlook for the new company and its opportunity to be the clear leader in our market.”

The fourth quarter of 2003 saw Aspen orders generated from several new and existing customers including BAE Systems, Blue Cross Blue Shield, Cendant, Citigroup, Microsoft, New Horizons, Symantec, Textron, Vodafone, Wellpoint and Wyeth among others.

In addition, Click2learn announced several significant events in the quarter including:

•                  The Gartner Group Listed Click2learn’s Aspen in the leader quadrant of the “Magic Quadrant” for learning management systems

•                  The Office of the Deputy Undersecretary of the Air Force International Affairs implemented Aspen for the Air Force International Affairs Certification and Career Development System

•                  Click2learn Launched ToolBook 2004, the most robust, easy-to-use version yet of the award-winning authoring solution for simulations and interactive learning content

•                  Canadian telecommunications giant, Telus, revealed significant per-employee revenue increases and cost savings with ToolBook

•                  The United Kingdom’s Royal Naval Air Station at Culdrose chose Aspen to drive Merlin Helicopter Pilot Training

•                  Kern County, California selected Aspen to create and deliver training and certification to staff and agency partners

•                  Department of Defense contractor Sierra Military Health Services chose Aspen to deliver regulated learning and training to employees

Merger with Docent

On October 20, 2003, Click2learn and Docent, Inc. (NASDAQ: DCNT) two of the leading enterprise software companies in the business performance and learning market, announced that they signed an agreement for a strategic merger of equals.    The combination is expected to bring together two of the fastest-growing and most innovative learning and performance management software companies to create a single company poised for sustained long-term leadership of the global business performance management and learning industry.  The merger is proceeding on schedule and we continue to anticipate closing the merger during the first quarter of 2004.

Under terms of the Agreement and Plan of Reorganization that has been approved by the board of directors of each company, Click2learn and Docent will each be acquired by a new corporate entity.  Stockholders of Click2learn will receive approximately 52% of the new company, without taking into account the exercise of options and warrants prior to the closing date.  Stockholders of Docent will receive approximately 48% of the new company, without taking into account the exercise of options and warrants prior to the closing date.  Outstanding options and warrants will be converted into options and warrants for the purchase of shares in the new corporation according to the same exchange ratios.  The transaction is anticipated to be a tax-free reorganization for United States tax purposes.  A copy of the Agreement and Plan of Reorganization has been filed with the United States Securities and Exchange Commission.

Investor Conference Call

Click2learn will hold a conference call for investors on Tuesday, January 13 at 6:30 a.m. PST (9:30 a.m. EST).  The live audio of the conference call will be accessible to the public via Webcast at www.click2learn.com/investor, or via phone at (888) 368-4278 or at (706) 679-3154.  A replay of the conference call will be available via archived Webcast at the same URL and via phone through February 15, 2004 at (800) 642-1687 or (706) 645-9291, ID number 4949016

About Click2learn, Inc.

Click2learn (NASDAQ: CLKS) is a recognized leader in enterprise productivity solutions for Global 2000 organizations and government agencies seeking to improve business performance and workforce productivity. Using Click2learn’s Aspen Enterprise Productivity Suite™ and ToolBook simulation and content authoring solution, many of the world’s best-known corporations improve sales force readiness, achieve and demonstrate regulatory compliance, improve speed and quality of customer service, and educate customers and partners, while at the same time realizing significant cost savings. Click2learn’s clients include such industry leaders as Accenture, American Airlines, Anheuser Busch, AT&T, Blue Cross/Blue Shield, Cendant, Fujitsu, Microsoft, New Horizons, Pfizer, the National Guard, The Thomson Corporation, Symantec and Vodafone. Based in Bellevue, Wash., with offices throughout the U.S., Click2learn [www.click2learn.com, 800.448.6543] also is represented in Europe, Australia, Japan and India.

Safe Harbor Statement/Forward-looking Statements

This announcement contains forward-looking statements that include risks and uncertainties, including statements about future revenue, customers and business expectations, in addition to future business operations, financial performance, customer benefits and potential synergies to be derived from the merger of equals transaction and other market conditions. These statements are not historical facts or guarantees of future performance or events and are based on current expectations, estimates, beliefs, assumptions, goals and objectives, and Click2learn does not assume any obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. You are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (i) the challenges and costs of closing, integration and restructuring and the ability to achieve anticipated synergies associated with the announced plans to merge Docent and Click2learn; (ii) an emerging and rapidly evolving market, (iii) market uncertainty with respect to the proposed merger and acceptance of the combined company’s product offerings by customers and partners; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending; (vi) the ability to attract and retain highly qualified employees; (vii) intense competition in the marketplace and (viii)

other events and other important factors disclosed previously and from time to time in Click2learn’s filings with the Securities and Exchange Commission, including its 10-K and 10-Q filings and disclosed in the registration statement on Form S-4, as amended, filed by Click2learn and Docent under the name “Hockey Merger Corporation” on January 6, 2004.

Click2learn, Aspen and ToolBook are trademarks of Click2learn. All other company and product names are the trademarks of their respective owners.

Additional Information And Where To Find It

Docent, Inc. and Click2learn, Inc. filed a registration statement on Form S-4, as amended, under the name “Hockey Merger Corporation” on January 6, 2004, containing a proxy statement/prospectus in connection with the merger transaction involving Docent and Click2learn.  Investors and security holders are urged to read this filing because it will contain important information about the merger.  Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov.   In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Click2learn by contacting Click2learn Investor Relations at (425) 637-1557.

Click2learn and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Click2learn in connection with the merger.  Information regarding the special interests of these directors and executive officers in the merger is included in the proxy statement/prospectus of Hockey Merger Corporation described above.  Additional information regarding these directors and executive officers is also included in Click2learn’s proxy statement for its 2003 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on or about April 23, 2003.  This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from Click2learn by contacting Click2learn Investor Relations at (425) 637-1557.

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